UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2010
Irvine Sensors Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 549-8211
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
As Irvine Sensors Corporation (the “Company”) previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2010, the Company and Longview Fund, L.P. (“Longview”) entered into an Agreement, Consent and Waiver on April 9, 2010 (the “Longview Agreement”), pursuant to which the Company agreed, subject to certain conditions, to issue to Longview (i) subject to approval of the Company’s stockholders, non-voting equity securities, with terms junior to the Company’s Series B Convertible Preferred Stock, convertible into 1,000,000 shares of the Company’s Common Stock at a conversion price per converted share of Common Stock equal to $0.30, which was the last consolidated closing bid price of the Company’s Common Stock prior to the execution of the Longview Agreement as determined in accordance with Nasdaq Marketplace Rules (the “Contingent Securities”) and (ii) a two-year warrant with a cashless exercise provision to purchase 1,000,000 shares of the Company’s Common Stock at any time after six months after the issuance date at an exercise price per share of $0.30, which was the last consolidated closing bid price of the Company’s Common Stock prior to the execution of the Longview Agreement as determined in accordance with Nasdaq Marketplace Rules (the “Contingent Warrant”). Because the Company was unable to arrange for a third-party investor to purchase by July 15, 2010 the Company’s Series A-1 Convertible Preferred Stock and Series A-2 Convertible Preferred Stock beneficially owned by Longview, and because stockholder approval was obtained on July 28, 2010, the Company issued the Contingent Warrant and issued the Contingent Securities in the form of an additional 10,000 shares of its Series C Convertible Preferred Stock (“Series C Stock”) to Longview. The material terms of the Series C Stock and the Contingent Warrant were previously disclosed in the Company’s Reports on Form 8-K filed with the Securities and Exchange Commission on April 15, 2010 and May 4, 2010.
The Company also issued 800,000 shares of Common Stock to an accredited institutional investor upon such investor’s conversion on July 23, 2010 of $102,600 of the stated value of the Series A-1 10% Cumulative Convertible Preferred Stock of the Company. As a result of the issuance of the Series C Stock and the Contingent Warrant on August 2, 2010, the Company has issued more than 5% of its outstanding shares of Common Stock in unregistered transactions in the aggregate since the last report that it filed under Item 3.02 with the Securities and Exchange Commission.
The issuances described above have been determined to be exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2010 annual meeting of stockholders of Irvine Sensors Corporation (the “Company”) was held on July 28, 2010. The following proposals were approved according to the following final voting results:
1.	To elect the six directors named in the proxy statement, each to serve on the Company’s Board of Directors until the next annual meeting of stockholders or until their successors are duly elected and qualified:

Director Candidate	For	Against	Withheld	Abstain
John C. Carson	7,746,321		618,913	10,533
Marc Dumont	7,753,660		611,574	3,194
Jack Johnson	7,753,998		611,236	2,856
Thomas M. Kelly	7,754,891		610,343	1,963
Frank Ragano	7,755,177		610,057	1,677
Robert G. Richards	7,753,885		611,349	2,969
Total number of broker non-votes for this proposal was 12,719,222.

2.	To approve granting the Board of Directors the authority to exercise its discretion to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of Common Stock, if necessary to regain compliance with the Nasdaq Capital Market’s minimum bid requirement, at any of the following exchange ratios at any time within one year after stockholder approval is obtained, and once approved by the stockholders, the timing of the amendment, if at all, and the specific reverse split ratio to be effected shall be determined in the sole discretion of the Company’s Board of Directors:
A. A one-for-two reverse stock split;
B. A one-for-three reverse stock split;
C. A one-for-four reverse stock split;
D. A one-for-five reverse stock split;
E. A one-for-six reverse stock split;
F. A one-for-seven reverse stock split;
G. A one-for-eight reverse stock split;
H. A one-for-nine reverse stock split; or
I. A one-for-ten reverse stock split

For	12,882,660
Against	3,267,831
Abstain	125,702
Broker Non-Votes	4,802,081
3.	To approve the issuance of up to $50,000,0000 worth of shares of the Company’s Common Stock and/or securities convertible into or exercisable for Common Stock, not to exceed 25,000,000 shares, in one or more related private placement transactions occurring on or prior to the date six months after the Annual Meeting, which shares would be issued at a maximum discount to the then fair market value of the Company’s Common Stock on the date(s) of issuance of 35%:

For	7,723,573
Against	603,814
Abstain	37,847
Broker Non-Votes	12,713,040
4.	To approve the issuance of up to 10,000 additional shares of the Company’s Series C Convertible Preferred Stock, initially convertible into up to 1,000,000 shares of the Company’s Common Stock, to Longview Fund, L.P.:

For	7,672,860
Against	658,960
Abstain	31,414
Broker Non-Votes	12,715,040
5.	To ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the independent auditors of the Company for the fiscal year ending October 3, 2010:

For	15,487,857
Against	652,974
Abstain	135,366
Broker Non-Votes	4,802,077

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION (Registrant)
Dated: August 3, 2010	/s/ JOHN J. STUART, JR.
John J. Stuart, Jr.
Senior Vice President and Chief Financial Officer